                                                           Exhibit No. EX-99.g.2

                              DELEGATION AGREEMENT

     AGREEMENT, dated as of ___________ __, 2005 by and between INVESTORS BANK &
TRUST COMPANY, a Massachusetts trust company (the "Delegate"),  and MGI FUNDS, a
Delaware statutory trust (the "Fund").

     WHEREAS,  pursuant to the  provisions  of Rule 17f-5  under the  Investment
Company Act of 1940,  as amended (the "1940 Act"),  and subject to the terms and conditions  set forth  herein,  the Board of  Trustees  of the Fund  desires  to delegate to the Delegate certain responsibilities  concerning Foreign Assets (as defined  below),  and the Delegate hereby agrees to retain such  delegation,  as described herein; and

     WHEREAS,  pursuant to the  provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions  set forth herein,  the Board of Trustees of the Fund desires to retain the Delegate to provide certain  services  concerning
Foreign Assets on behalf of certain series of the Fund (the  "Portfolios"),  and the Delegate hereby agrees to provide such services, as described herein;

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual agreements contained herein, the parties hereto agree as follows:

1.   Definitions

     Capitalized terms in this Agreement have the following meanings:

     a.   Authorized Representative

          Authorized  Representative  means  any  one of  the  persons  who  are empowered,  on behalf of the parties to this Agreement,  to receive notices from the other party and to send notices to the other party.

     b.   Board

          Board means the Board of Trustees (or the body  authorized to exercise authority  similar to that of the board of directors of a  corporation)  of
     Fund.

     c.   Country Risk

          Country Risk means all factors reasonably related to the systemic risk of  holding  Foreign  Assets in a  particular  country,  including  but not
     limited  to,  such  country's  financial   infrastructure   (including  any
     Securities Depositories operating in such country);  prevailing custody and settlement  practices;  and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

     d.   Eligible Foreign Custodian

          Eligible  Foreign   Custodian  has  the  meaning  set  forth  in  Rule
     17f-5(a)(1) and it is understood that such term includes  foreign  branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

     e.   Foreign Assets

          Foreign Assets has the meaning set forth in Rule 17f-5(a)(2).

     f.   Foreign Custody Manager

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

     g.   Securities Depository

          Securities Depository has the meaning set forth in Rule 17f-4(a)(6).

     h.   Monitor

          Monitor means to re-assess or re-evaluate,  at reasonable intervals, a decision, determination or analysis previously made.

2.   Representations

     a.   Delegate's Representations

          Delegate  represents  that  it is a U.S.  Bank  chartered  as a  trust company  under  the laws of the  Commonwealth  of  Massachusetts.  Delegate further  represents  that the  persons  executing  this  Agreement  and any amendment or appendix  hereto on its behalf are duly  authorized to so bind
     Delegate with respect to the subject matter of this Agreement.

     b.   Fund's Representations

          Fund represents that the Board has determined that it is reasonable to rely  on  Delegate  to  perform  the  responsibilities  described  in  this
     Agreement.   Fund  further  represents  that  the  persons  executing  this
     Agreement  and any  amendment  or  appendix  hereto on its  behalf are duly authorized  to so bind  Fund with  respect  to the  subject  matter of this
     Agreement.

3.   Jurisdictions and Depositories Covered

     a.   Initial Jurisdictions and Depositories

          The  authority  delegated by this  Agreement in  connection  with Rule
     17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's  responsibilities under this Agreement in connection  with Rule  17f-7  apply  only with  respect  to the  Securities
     Depositories  listed in Appendix A2. Upon the creation of a new  Securities
     Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation,  such Securities  Depository will automatically be deemed to be  listed  in  Appendix  A2 and  will  be  covered  by the  terms  of this
     Agreement.

     b.   Added Jurisdictions and Depositories

          Jurisdictions  and  related  Securities  Depositories  may be added to
     Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's  responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized  Representative and the Board's Authorized Representative have both executed a copy of Appendix
     B listing such jurisdiction and/or Securities Depository,  or (ii) the time that  Delegate's  Authorized  Representative  receives a copy of such fully executed Appendix B.

     c.   Withdrawn Jurisdictions

          Board may withdraw its (i)  delegation to Delegate with respect to any jurisdiction,  or (ii) retention of Delegate with respect to any Securities
     Depository,  upon written notice to Delegate. Delegate may withdraw its (i)
     acceptance  of  delegation  with  respect  to  any  jurisdiction,  or  (ii)
     retention with respect to any Securities Depository, upon written notice to
     Board.  Ten days (or such longer  period as to which the  parties  agree in
     such  event)   after   receipt  of  any  such  notice  by  the   Authorized
     Representative  of the party other than the party giving  notice,  Delegate shall have no further responsibility or authority under this Agreement with respect  to  the  jurisdiction(s)  or  Securities  Depository  as to  which delegation is withdrawn.

4.   Delegation of Authority to Act as Foreign Custody Manager

     a.   Selection of Eligible Foreign Custodians

          Subject to the  provisions of this Agreement and the  requirements  of
     Rule 17f-5 (and any other  applicable  law),  Delegate  is  authorized  and directed to place and maintain  Foreign  Assets in the care of any Eligible
     Foreign  Custodian(s)  selected by Delegate in each  jurisdiction  to which
     this  Agreement  applies,   except  that  Delegate  does  not  accept  such
     authorization and direction with regard to Securities Depositories.

     b.   Contracts With Eligible Foreign Custodians

          Subject to the  provisions of this Agreement and the  requirements  of
     Rule 17f-5 (and any other applicable law),  Delegate is authorized to enter into, on behalf of Fund, such written  contracts  governing  Fund's foreign custody  arrangements  with such  Eligible  Foreign  Custodians as Delegate deems appropriate.

5.   Monitoring of Eligible Foreign Custodians and Contracts

          In each case in which  Delegate has exercised the authority  delegated under this  Agreement  to place  Foreign  Assets with an  Eligible  Foreign
     Custodian,  Delegate  is  authorized  to,  and  shall,  on  behalf of Fund, establish a system to Monitor the  appropriateness  of maintaining  Foreign
     Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority  delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund,  establish a system to Monitor the appropriateness of such contract.

6.   Securities Depositories

          a. In accordance with the requirements of Rule 17f-7,  Delegate shall, upon execution of this  Agreement,  provide Fund or its investment  advisor with an analysis of the custody risks  associated with  maintaining  assets with each  Securities  Depository  listed on  Appendix  A2 hereto  prior to placing Foreign Assets with any such Securities Depository.

          b. In accordance with the  requirements of Rule 17f-7,  Delegate shall
     Monitor the custody  risks  associated  with  maintaining  assets with each
     Securities  Depository  listed on Appendix A2 hereto on a continuing basis, and shall promptly  notify Fund or its  investment  advisor of any material change in such risks.

7.   Guidelines and Procedures for the Exercise of Delegated Authority

     a.   Board's Conclusive Determination Regarding Country Risk

          In exercising its delegated  authority under this Agreement,  Delegate may assume,  for all purposes,  that Board (or Fund's  investment  advisor, pursuant to authority  delegated by Board) has considered,  and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining  Foreign Assets in the  jurisdictions  to which this Agreement  applies.  In exercising its delegated  authority  under this  Agreement,  Delegate may also assume that
     Board (or Fund's  investment  advisor,  pursuant to authority  delegated by
     Board) has, and will  continue to,  Monitor such Country Risk to the extent
     Board deems necessary or appropriate.

          Except as  specifically  described  herein,  nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   Selection of Eligible Foreign Custodians

          In exercising  the authority  delegated  under this Agreement to place
     Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that  Foreign  Assets  will be subject  to  reasonable  care,  based on the standards  applicable  to  custodians  in the  market in which the  Foreign
     Assets  will  be  held,  after  considering  all  factors  relevant  to the safekeeping of such Foreign Assets, including, without limitation:

          i.   The  Eligible  Foreign  Custodian's  practices,  procedures,  and internal  controls,  including,  but not limited to, the physical
               protections    available   for   certificated    securities   (if
               applicable),  the method of keeping  custodial  records,  and the security and data protection practices;

          ii.  Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing;

          iv.  Whether Fund will have  jurisdiction  over and be able to enforce judgments  against the  Eligible  Foreign  Custodian,  such as by virtue of the  existence of any offices of the  Eligible  Foreign
               Custodian  in  the  United   States  or  the   Eligible   Foreign
               Custodian's  consent to service of process in the United  States;
               and

          v.   In the case of an Eligible  Foreign  Custodian  that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement.

     c.   Evaluation of Written Contracts

          In exercising  the authority  delegated  under this Agreement to enter into written contracts  governing Fund's foreign custody  arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts
     provide   reasonable  care  for  Foreign  Assets  based  on  the  standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination,  Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d.   Monitoring of Eligible Foreign Custodians

          In  exercising  the  authority   delegated  under  this  Agreement  to
     establish a system to Monitor the  appropriateness  of maintaining  Foreign
     Assets with an  Eligible  Foreign  Custodian  or the  appropriateness  of a written contract  governing Fund's foreign custody  arrangements,  Delegate shall  consider  any factors and  criteria  set forth in Appendix D to this
     Agreement.  If, as a result of its Monitoring of Eligible Foreign Custodian relationships  hereunder  or  otherwise,  Delegate  determines  in its sole discretion  that  it is in the  best  interest  of the  safekeeping  of the
     Foreign Assets to move such Foreign Assets to a different  Eligible Foreign
     Custodian, Delegate shall effectuate the transfer of such Foreign Assets to a new Eligible Foreign Custodian as soon as is reasonably practicable.  The
     Fund shall bear any expense related to such relocation of Foreign Assets.

8.   Standard of Care

          a. In exercising  the authority  delegated  under this  Agreement with regard  to its  duties  under  Rule  17f-5,  Delegate  agrees  to  exercise
     reasonable   care,   prudence  and  diligence   such  as  a  person  having
     responsibility  for the  safekeeping  of  Foreign  Assets of an  investment company registered under the 1940 Act would exercise.

          b. In carrying  out its  responsibilities  under this  Agreement  with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.   Reporting Requirements

          Delegate  agrees to provide  written  reports  notifying  Board of the placement of Foreign Assets with a particular  Eligible  Foreign  Custodian and of any  material  change in  Fund's  arrangements  with  such  Eligible
     Foreign  Custodians.  Such reports shall be provided to Board quarterly for consideration  at the next  regularly  scheduled  meeting  of the  Board or
     earlier  if  deemed   necessary  or  advisable  by  Delegate  in  its  sole
     discretion.

10.  Provision of Information Regarding Country Risk

          With  respect to the  jurisdictions  listed in  Appendix  A1, or added thereto  pursuant  to Article 3,  Delegate  agrees to provide the Board and
     Fund's  investment  adviser with access to Eyes to the  WorldTM,  a service
     available  through   Delegate's  Web  Site  at  www.ibtco.com,   containing
     information  relating to Country  Risk,  if  available,  as is specified in
     Appendix E to this  Agreement.  Such  information  relating to Country Risk shall be updated from time to time as Delegate deems necessary.

11.  Limitation of Liability.

          a. Notwithstanding  anything in this Agreement to the contrary,  in no event shall Delegate or any of its officers, directors, employees or agents
     (collectively, the "Delegate Indemnified Parties") be liable to Fund or any third party,  and Fund shall  indemnify  and hold Delegate and the Delegate
     Indemnified  Parties  harmless  from and against any and all loss,  damage, liability, actions, suits, claims, costs and expenses, including legal fees
     (a "Claim"),  arising as a result of any act or omission of Delegate or any
     Delegate  Indemnified  Party  under  this  Agreement,  except for any Claim resulting solely from the negligence,  willful  misfeasance or bad faith of
     Delegate or any  Delegate  Indemnified  Party.  If a Claim is made  against
     Delegate or any  Delegate  Indemnified  Party,  Delegate  shall give prompt written notice to Fund.  Without  limiting the foregoing,  neither Delegate nor the Delegate  Indemnified Parties shall be liable for, and Delegate and the Delegate  Indemnified Parties shall be indemnified  against,  any Claim arising as a result of:

          i.   Any act or omission by Delegate or any Delegate Indemnified Party in  reasonable  good  faith  reliance  upon  the  terms  of  this
               Agreement,  any  resolution  of the  Board,  telegram,  telecopy, notice,  request,  certificate  or  other  instrument  reasonably believed by Delegate to be genuine;

          ii.  Any information which Delegate provides or does not provide under
               Section 10 hereof; or

          iii. Any acts of God,  earthquakes,  fires,  floods,  storms  or other
               disturbances    of    nature,    epidemics,    strikes,    riots,
               nationalization,  expropriation,  currency restrictions,  acts of war,  civil  war  or  terrorism,  insurrection,  nuclear  fusion, fission or radiation,  the  interruption,  loss or malfunction of utilities, transportation or computers (hardware or software) and computer  facilities,  the  unavailability  of energy sources and other similar happenings or events.

          b. Notwithstanding  anything to the contrary in this Agreement,  in no event shall Delegate or the Delegate  Indemnified Parties be liable to Fund or any third  party  for lost  profits  or lost  revenues  or any  special, consequential,  punitive or  incidental  damages of any kind  whatsoever in connection with this Agreement or any activities hereunder.

          c. Notwithstanding  anything in this Agreement to the contrary,  in no event  shall Fund or any of its  officers,  trustees,  employees  or agents
     (collectively,  the "Fund  Indemnified  Parties")  be  liable to  Delegate,
     Delegate  Indemnified  Parties  or any  third  party,  and  Delegate  shall indemnify and hold Fund and the Fund Indemnified  Parties harmless from and against any and all loss, damage, liability,  actions, suits, claims, costs and expenses,  including legal fees (a "Claim"), arising as a result of any act or omission of Delegate or any  Delegate  Indemnified  Party under this
     Agreement,  except  for any Claim  resulting  solely  from the  negligence, willful  misfeasance or bad faith of Fund or any Fund Indemnified Party. If a Claim is made against Fund or any Fund Indemnified Party, Fund shall give prompt written notice to Delegate.

          d. Notwithstanding  anything to the contrary in this Agreement,  in no event shall Fund or the Fund Indemnified Parties be liable to Delegate, the
     Delegate  Indemnified  Parties or any third party for lost  profits or lost revenues or any special,  consequential,  punitive or incidental damages of any kind  whatsoever in connection  with this  agreement or any  activities hereunder.

          e. Delegate  acknowledges  that only those Portfolios of the Fund that are  identified  by the Fund,  from time to time,  shall be subject to this
     Agreement. Delegate acknowledges that each Portfolio is separately, and not jointly and  severally,  liable for its  obligations  hereunder and that it shall  look  only  to  the  assets  of  such  Portfolios  for  payment.  No shareholder of any Portfolio, nor any officer,  trustee,  employee or agent of the Fund,  nor any  investment  advisor or sub-adviser to any Portfolio, shall be personally liable for any obligations of any Portfolio.

12.  Effectiveness and Termination of Agreement

     This Agreement  shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect  until  terminated  as provided herein.  This Agreement may be terminated at any time, without penalty, by written  notice  from the  terminating  party to the  non-terminating  party.
Termination will become  effective 60 days after receipt by the  non-terminating party of such notice.

13.  Authorized Representatives and Notices

     The  respective  Authorized  Representatives  of Fund  and  Board,  and the
addresses to which notices and other  documents  under this  Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a
party  may  add  or  delete   persons  from  that  party's  list  of  Authorized
Representatives  by written notice to an Authorized  Representative of the other party.

14.  Governing Law

     This  Agreement  shall be  constructed  in accordance  with the laws of the
Commonwealth of Massachusetts without regard to principles of choice of law.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized  representatives  as of the date first written above.

                                             INVESTORS BANK & TRUST COMPANY

                                             By:
                                                   Name:
                                                   Title:

                                             MGI FUNDS

                                             By:
                                                   Name:
                                                   Title:

List of Appendices

     A1 - Jurisdictions Covered

     A2 - Securities Depositories Covered

     B - Additional Jurisdictions/Securities Depositories Covered

     C -  Additional  Factors  and  Criteria to be Applied in the  Selection  of
Eligible Foreign Custodians that are Banking Institutions or Trust Companies

     D - Factors  and  Criteria  to be Applied in  Establishing  Systems for the
Monitoring of Foreign Custody Arrangements and Contracts

     E - Information Regarding Country Risk

     F - Authorized Representatives

                                   APPENDIX A1

                              Jurisdictions Covered

                [delete those countries which are not delegated]

                Argentina                     Kenya
                Austria                       Korea
                Australia                     Latvia
                Bahrain                       Lebanon
                Bangladesh                    Lithuania
                Belgium                       Luxembourg
                Bermuda                       Malaysia
                Bolivia                       Mauritius
                Botswana                      Mexico
                Brazil                        Morocco
                Bulgaria                      Namibia
                Canada                        Netherlands
                Chile                         New Zealand
                China                         Norway
                Clearstream (Cedel)           Oman
                Colombia                      Pakistan
                Costa Rica                    Panama
                Croatia                       Papau New Guinea
                Cyprus                        Peru
                Czech Republic                Philippines
                Denmark                       Poland
                Ecuador                       Portugal
                Egypt                         Romania
                Estonia                       Russia
                Euroclear                     Singapore
                Finland                       Slovak Republic
                France                        Slovenia
                Germany                       South Africa
                Ghana                         Spain
                Greece                        Sri Lanka
                Hong Kong                     Swaziland
                Hungary                       Sweden
                Iceland                       Switzerland
                India                         Taiwan
                Indonesia                     Thailand
                Ireland                       Turkey
                Israel                        Ukraine
                Italy                         United Kingdom
                Ivory Coast                   Uruguay
                Japan                         Venezuela
                Jordan                        Zambia
                Kazakhstan                    Zimbabwe

                                   APPENDIX A2

                         Securities Depositories Covered

---------------------------------------------- ---------------------------------
Argentina         CDV                          Philippines       PCD
                  CRYL                                           RoSS
---------------------------------------------- ---------------------------------
Australia         Austraclear Ltd.             Poland            CRBS
                  CHESS                                          NDS
                  RITS
---------------------------------------------- ---------------------------------
Austria           OeKB AG                      Portugal          Central de
                                                                 Valores
                                                                    Mobiliarios
---------------------------------------------- ---------------------------------
Bahrain           None                         Romania           NBR
                                                                 SNCDD
                                                                 Stock Exchange
                                                                    Registry,
                                                                    Clearing &
                                                                    Settlement
---------------------------------------------- ---------------------------------
Bangladesh        None                         Russia            DCC
                                                                 NDC
                                                                 VTB
---------------------------------------------- ---------------------------------
Belgium           BKB                          Singapore         CDP
                  CIK                                            MAS
--------------------------------------------------------------------------------
Bermuda           None                         Slovak Republic   NBS
                                                                 SCP
--------------------------------------------------------------------------------
Botswana          None                         Slovenia          KDD
---------------------------------------------- ---------------------------------
Brazil            CBLC                         South Africa      STRATE
                  CETIP                                          The Central
                  SELIC                                          Depository
                                                                    (Pty) Ltd.
---------------------------------------------- ---------------------------------
Bulgaria          The Bulgarian National       Spain             Banco de Espana
                    Bank                                         SCLV
                  The Central Depository
---------------------------------------------- ---------------------------------
Canada            Bank of Canada               Sri Lanka         CDS
                  CDS
---------------------------------------------- ---------------------------------
Chile             DCV                          Sweden            VPC AB
---------------------------------------------- ---------------------------------
China             SSCC                         Switzerland       SIS
                  SSCCRC                                           SegaIntersettle
                                                                   AG
---------------------------------------------- ---------------------------------
Clearstream                                    Taiwan            TSCD
---------------------------------------------- ---------------------------------
Colombia          DCV                          Thailand          TSD
                  DECEVAL
---------------------------------------------- ---------------------------------
Costa Rica        CEVAL                        Turkey            CBT
                                                                 Takasbank
---------------------------------------------- ---------------------------------
Croatia           CNB                          Ukraine           Depository of
                  Ministry of Finance                              the National
                  SDA                                              Bank of
                                                                   Ukraine
                                                                 MFS Depository
---------------------------------------------- ---------------------------------
Czech Republic    SCP                          Uruguay           None
                  TKD
---------------------------------------------- ---------------------------------
Denmark           VP                           United Kingdom    CMO
                                                                 CREST
---------------------------------------------- ---------------------------------
Ecuador           DECEVALE, S.A.               Venezuela         BCV
                                                                 CVV
---------------------------------------------- ---------------------------------
Egypt             Misr for Clearing,           Zambia            Bank of Zambia
                  Settlement & Dep.                              LuSE CSD
---------------------------------------------- ---------------------------------
Estonia           ECDSL                        Zimbabwe          None
---------------------------------------------- ---------------------------------
Euroclear
---------------------------------------------- ---------------------------------
Finland           APK
---------------------------------------------- ---------------------------------
France            Sicovam SA
---------------------------------------------- ---------------------------------
Germany           Clearstream
---------------------------------------------- ---------------------------------
Ghana             None
---------------------------------------------- ---------------------------------
Greece            Bank of Greece
                  CSD
---------------------------------------------- ---------------------------------
Hong Kong         CCASS
                  CMU
---------------------------------------------- ---------------------------------
Hungary           Keler Ltd.
---------------------------------------------- ---------------------------------
India             CDSL
                  NSDL
---------------------------------------------- ---------------------------------
Indonesia         Bank Indonesia
                  PT.KSEI
---------------------------------------------- ---------------------------------
Ireland           CREST
                  Gilt Settlement Office
---------------------------------------------- ---------------------------------
Israel            TASE Clearing
                     House Ltd.
---------------------------------------------- ---------------------------------
Italy             Banca d-Italia
                  Monte Titoli
---------------------------------------------- ---------------------------------
Ivory Coast*      Depositaire Central/
                     Banque de Reglement
---------------------------------------------- ---------------------------------
Japan             Bank of Japan
                  JASDEC
---------------------------------------------- ---------------------------------
Jordan            SDC
---------------------------------------------- ---------------------------------
Kazakhstan        Kazakhstan Central
                     Securities Depository
---------------------------------------------- ---------------------------------
Kenya             Central Bank of Kenya
                     Central Depository
---------------------------------------------- ---------------------------------
Korea             KSD
---------------------------------------------- ---------------------------------
Latvia            Bank of Latvia
                  LCD
---------------------------------------------- ---------------------------------
Lebanon           Banque de Liban
                  MIDCLEAR
---------------------------------------------- ---------------------------------
Lithuania         CSDL
---------------------------------------------- ---------------------------------
Luxembourg        Clearstream
---------------------------------------------- ---------------------------------
Malaysia          BNM (SSTS)
                  MCD
---------------------------------------------- ---------------------------------
Mauritius         CDS
---------------------------------------------- ---------------------------------
Mexico            S.D. Indeval
---------------------------------------------- ---------------------------------
Morocco           Maroclear S.A.
---------------------------------------------- ---------------------------------
Netherlands       NECIGEF
---------------------------------------------- ---------------------------------
New Zealand       New Zealand Central
                     Securities Depository
---------------------------------------------- ---------------------------------
Norway            VPS
---------------------------------------------- ---------------------------------
Oman              MDSRC
---------------------------------------------- ---------------------------------
Pakistan          Central Depository Co.
                     of Pakistan Limited
                  State Bank of Pakistan
---------------------------------------------- ---------------------------------
Peru              CAVALI
---------------------------------------------- ---------------------------------

     * Benin, Burkina-Faso,  Guinea Bissau, Mali, Nigeria, Senegal, and Togo are
available through the Ivory Coast

                                   APPENDIX B

                        Additional Jurisdictions Covered

     Pursuant to Article 3 of this Agreement,  Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:

                   [insert additional countries/depositories]

INVESTORS BANK & TRUST COMPANY

By:  ___________________________________

Name:

Title:

MGI FUNDS

By:____________________________________

Name:

Title:

DATE:  ______________________________

                                   APPENDIX C

                  Additional Factors and Criteria To Be Applied
                 in the Selection of Eligible Foreign Custodians
                That Are Banking Institutions or Trust Companies

     In  addition to the factors  set forth in Rule  17f-5(c)(1),  in  selecting
Eligible  Foreign  Custodians that are banking  institutions or trust companies,
Delegate shall consider the following factors,  if such information is available
(check all that apply):

_________   None

_________   Other (list below):

                                   APPENDIX D

                       Factors and Criteria To Be Applied
                in the Establishing Systems For the Monitoring of
                   Foreign Custody Arrangements and Contracts

     In establishing  systems for the monitoring of foreign custody arrangements and contracts  with Eligible  Foreign  Custodians,  Delegate  shall consider the following factors, if such information is available:

     1. Operating performance

     2. Established practices and procedures

     3. Relationship with market regulators

     4. Contingency planning

                                   APPENDIX E

                       Information Regarding Country Risk

     To aid the Board in its  determinations  regarding  Country Risk,  Delegate will furnish the Board annually with respect to the  jurisdictions  specified in
Article 3, the following information:

1.   Copy of Addenda or Side Letters to Subcustodian Agreements

2.   Legal Opinion, if available, with regard to:

     a)   Access to books and records by the Fund's accountants

     b)   Ability to recover assets in the event of bankruptcy of a custodian

     c)   Ability to recover assets in the event of a loss

     d)   Likelihood of expropriation or nationalization, if available

     e)   Ability to repatriate or convert cash or cash equivalents

3.   Audit Report

4.   Copy of Balance Sheet from Annual Report

5.   Country Profile Matrix containing market practice for:

     a)   Delivery versus payment

     b)   Settlement method

     c)   Currency restrictions

     d)   Buy-in practice

     e)   Foreign ownership limits

     f)   Unique market arrangements

                                   APPENDIX F
                           Authorized Representatives

The names and addresses of each party's authorized representatives are set forth below:

         A.  Board

               The Board of Trustees of MGI Funds
               c/o David M. Goldenberg, Esq.
               1166 Avenue of the Americas
               New York, New York  10036

         With a copy to:

         B.  Delegate

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention:  _______________, Director, Client Management
               Fax:  (617) 330-6033

         With a copy to:

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention:  Andrew S. Josef, Assistant General Counsel
               Fax:  (617) 946-1929